UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2010
CKX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (212) 838-3100
(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01 Entry Into a Material Definitive Agreement.
On January 13, 2010, CKX, Inc. (“CKX”) and its wholly owned subsidiary 19 Entertainment Limited (“19 Entertainment”) entered into agreements with Simon Fuller, a director of CKX and the founder of 19 Entertainment, securing Mr. Fuller’s creative services as a consultant and providing CKX with an option to participate in a new entertainment company that Mr. Fuller has launched. In connection with the new consulting arrangements and the option, CKX and Mr. Fuller also agreed to the termination of Mr. Fuller’s current employment with 19 Entertainment and Mr. Fuller resigned as a director of CKX and as an officer and director of 19 Entertainment. The agreements between CKX and Mr. Fuller are described below.
Consulting Agreement
On January 13, 2010, 19 Entertainment and Mr. Fuller entered into a Consultancy Deed (the “Consulting Agreement”), pursuant to which 19 Entertainment has engaged Mr. Fuller as a consultant to provide services, including executive producer services, to 19 Entertainment in respect of its “American Idol,” “So You Think You Can Dance” and “If I Can Dream” programs (collectively, the “Programs”). The terms of the Consulting Agreement provide that Mr. Fuller will receive a £250,000 signing fee. In addition, 19 Entertainment will pay Mr. Fuller 10% of the net profits of each of the “Programs” for the life of the Programs as long as Mr. Fuller continues to provide consulting services. Mr. Fuller will receive $5,000,000 as an advance against the 10% fee for calendar year 2010. For each year after 2010, subject to certain conditions, Mr. Fuller will continue to receive, as an annual advance against the 10% fee, $3,000,000 if “American Idol” remains on the air and $2,000,000 if “So You Think You Can Dance” remains on the air. The advances are payable in four quarterly annual installments and are non-refundable to CKX, but CKX may recoup the amount of such advances from the 10% fee payable to Mr. Fuller. In addition, Mr. Fuller has agreed to provide general consulting services to CKX, 19 Entertainment and their subsidiaries for a period of six months for a fee of £1,500,000. If CKX does not exercise its option to acquire at least 10% of Mr. Fuller’s new entertainment company, XIX Entertainment Limited (as described below), Mr. Fuller shall have a one time right to terminate the Consulting Agreement with effect from the end of 2010, in which case CKX would have no further payment obligations under the Consulting Agreement.
Option Agreement
On January 13, 2010, CKX entered into an Option Agreement (the “Option Agreement”) with Mr. Fuller and XIX Entertainment Limited (“XIX”), a company registered in England and formed by Mr. Fuller to pursue entertainment related ventures. As of the date hereof, Mr. Fuller owns one hundred percent of the issued and outstanding equity interests of XIX (the “Shares”).
Pursuant to the Option Agreement, CKX has the right to acquire between 10% and 33% of the Shares (the “Option”) at a price equal to either another third party’s investment in XIX or at an appraised amount, provided that the maximum valuation for the determination of the purchase price shall not exceed £100,000,000 for 100% of the Shares (the “Valuation Price”). Under the terms of the Option Agreement, CKX paid Mr. Fuller £500,000 as consideration for the Option. The Option terminates on March 15, 2010. CKX is not required to exercise any portion of the Option at any time.

CKX may exercise the Option to purchase Shares at the Valuation Price at any time following the consummation of the acquisition of at least five percent of the Shares by a third party at a valuation equal to or greater than the Valuation Price (a “Third Party Investment”). If, however, at any time prior to the exercise of the Option by CKX, any third party investor acquires Shares at a value below the Valuation Price, CKX’s purchase price under the Option shall be reduced to such value.
If no Third Party Investment has been consummated prior to February 28, 2010, CKX shall have the right exercise the Option to purchase Shares at an appraised price rather than the Valuation Price. If prior to January 13, 2011, a third party investor acquires five percent or more of the then issued and outstanding Shares for a price above the appraised price, CKX is required to pay additional consideration in the amount of the difference between the appraised price and the subsequent valuation paid by the third party investor, up to the Valuation Price.
Mr. Fuller has agreed to work exclusively through XIX for all entertainment and media related projects for a period of five years (unless the Option expires unexercised by CKX). However, Mr. Fuller shall be entitled to own and operate a personal motion picture development business outside of XIX.
For so long as CKX holds at least 25% of the equity in XIX, CKX shall have customary shareholder rights and protections.
Compromise Agreement
On January 13, 2010, CKX and 19 Entertainment entered into a Compromise Agreement (the “Compromise Agreement”) with Mr. Fuller setting forth the terms of the termination of Mr. Fuller’s employment with 19 Entertainment.
Under the Compromise Agreement, 19 Entertainment is required pay Mr. Fuller a one time compensation payment of £480,000 and a one time payment of £500,000 as consideration for his ongoing confidentiality and certain other obligations under the Compromise Agreement.
The Compromise Agreement provides for the accelerated vesting of 290,000 options to purchase shares CKX common stock held by Mr. Fuller. In addition, Mr. Fuller holds 200,000 shares of restricted stock and 60,000 options that had already vested prior to the date of the Compromise Agreement.
In connection with this transaction, management will be conducting a thorough review to determine the profitability or applicability of each of the businesses currently conducted by 19 Entertainment. If management determines that it would be in CKX’s and 19 Entertainment’s best interests to discontinue any of 19 Entertainment’s business activities, management may determine to sell or transfer such business to XIX. If XIX elects to pursue any such business, CKX will not profit on any future development of such business, except to the extent that it may benefit as a shareholder in XIX if CKX elects to exercise the Option. Both the exercise of the Option and the transfer by 19 Entertainment of any of its rights with respect to any business activities that may be assumed by XIX will require approval of the majority of CKX’s independent directors pursuant to CKX’s policies on affiliate transactions.
The foregoing summaries of the Consulting Agreement, Option Agreement and Compromise Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Consulting Agreement, Option Agreement and Compromise Agreement, respectively, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 13, 2010, in connection with the Compromise Agreement, Simon R. Fuller, a director of CKX since July 2005, resigned from his positions as a director of CKX and as an officer and director of 19 Entertainment.
Item 8.01 Other Events.
On January 14, 2010, CKX issued a press release relating to the Consulting Agreement, Option Agreement and Compromise Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Consultancy Deed, dated January 13, 2010, by and between 19 Entertainment Limited and Simon R. Fuller.

10.2	Option Agreement, dated January 13, 2010, by and between CKX, Inc., Simon R. Fuller, and XIX Entertainment Limited.

10.3	Compromise Agreement, dated January 13, 2010, by and between CKX, Inc., 19 Entertainment Limited, and Simon R. Fuller.

99.1	Press release, dated January 13, 2010, issued by CKX, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.

By:	/s/ Thomas P. Benson

Name:	Thomas P. Benson
Title:	Chief Financial Officer, Executive Vice President and Treasurer
DATE: January 15, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Consultancy Deed, dated January 13, 2010, by and between 19 Entertainment Limited and Simon R. Fuller.

10.2	Option Agreement, dated January 13, 2010, by and between CKX, Inc., Simon R. Fuller, and XIX Entertainment Limited.

10.3	Compromise Agreement, dated January 13, 2010, by and between CKX, Inc., 19 Entertainment Limited, and Simon R. Fuller.

99.1	Press release, dated January 14, 2010, issued by CKX, Inc.